Exhibit 99.1

TVI Corporation Announces Second Quarter 2006

Financial Results

Government Spending Environment Remains Challenging;

Improved Outlook for the Second Half of 2006

GLENN DALE, MD – August 4, 2006 – TVI Corporation (NASDAQ: TVIN), a global supplier of rapidly deployable first receiver and first responder systems for homeland security, hospitals, the military, police and fire departments, and public health agencies, today announced financial results for its second quarter ended June 30, 2006.

Second-Quarter 2006 Results

•	Revenue was $7.3 million in the second quarter of 2006, compared with $7.6 million for the second quarter of 2005. The decrease in revenue is primarily attributable to the delay in anticipated government spending.

•	Gross profit margin was 51.8% in the second quarter of 2006, compared with 52.8% in the second quarter of 2005.

•	Operating income was $306,000 in the second quarter of 2006, compared with $1.7 million in the second quarter of 2005. Lower operating income was primarily attributable to expenses related to the adoption of Statement of Financial Accounting Standards No. 123R (SFAS 123R), the addition of Safety Tech’s operating expenses and the write-off of prepaid acquisition costs.

•	Net income was $228,000, or $0.01 per diluted share, in the second quarter of 2006, compared with $1.1 million, or $0.03 per diluted share, in the second quarter of 2005.

•	Cash and short-term investments totaled $5.6 million at June 30, 2006 compared with $6.7 million at December 31, 2005.

Comments on Second-Quarter

“TVI’s financial results during the second quarter fell well short of our expectations as we encountered a challenging homeland security spending environment,” said Richard V. Priddy, President and Chief Executive Officer of TVI Corporation. “An unexpected procurement delay in government-funded orders placed earlier this year impeded our revenue and postponed a number of opportunities across many of our key markets. We view this as primarily a timing issue. In fact, many of these customers have already identified sizes, models and even colors for their impending product orders.”

“Despite the lower-than-anticipated performance resulting from the contract award delays, we remain encouraged by the levels of activity in our decontamination, surge capacity and infection control products,” Priddy continued. “A number of states are actively pursuing surge capacity systems to prepare for medical personnel responding to disasters. We are confident that TVI is positioned to win a significant amount of these orders.”

“In addition to the improving sales pipeline in decontamination and surge capacity, the outlook for TVI’s PAPR business, including its SafetyTech International™ subsidiary, looks promising for the second half of the year when new standards for the industry will be issued,” Priddy said. “We recently received National Institute for Occupational Safety and Health (NIOSH) approval on several of our commercial PAPR products that we expect will be key contributors to revenue going forward.”

“We made progress in our filter canister operation in the second quarter,” said Priddy. “Three of our filter canisters have successfully passed individual NIOSH testing. The next phase of the approval process is to test these three canisters in concert with our PAPRs to evaluate their effectiveness as part of a full respirator system. Currently, two of our three approved canisters are already with NIOSH for the system testing. We continue to expect that our filter canister line will generate revenue later in 2006.”

Business Outlook

“Despite the challenges of the first half of the year, we expect a healthy growth rate for TVI in 2006,” Priddy continued. “We continue to build momentum in several key areas of our business: interest at the state level in our hospital surge capacity systems; our newest PAPRs’ recent approvals; progress with NIOSH on our filter canister facility; and an expansive pipeline of potential contracts. These factors will be the driving force for improvement in the second half of the year for TVI.”

Conference Call Information

Richard V. Priddy, TVI Corporation’s President and CEO, George J. Roberts, Senior Vice President and CFO, and Chad L. Sample, Executive Vice President will host a conference call today at 10:00 a.m. ET. To participate in the call please dial (800) 289-0493 or (913) 981-5510 prior to the call. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website. The replay will be available for two months.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of rapidly deployable first receiver and first responder systems for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. These systems include chemical and biological decontamination systems, infection control systems, and powered air respirator systems for individuals. The Company’s core systems are fabric shelter structures, which employ the Company’s proprietary articulating frame. The Company also sells a line of thermal products, which includes targets, IFF (Identification Friend or Foe) devices, beacons and markers, and decoys.

During the past several years, TVI’s product line has expanded to include Chem/Bio Isolation systems for hospitals and first responders, trailerized first responder products, crime scene investigation systems for police, and mobile hospitals. TVI’s products, and others of their kind, represent integral components of a standard decontamination process.

The TVI designation is a trademark of TVI Corporation. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill revenue expectations; unanticipated costs or charges; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation or non-fulfillment of existing orders or distributor commitments for our products; our ability to respond to customer needs and other changes in the counter-terrorism, military, public safety and first receiver and first responder communities; adverse changes in governmental regulations; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of any businesses we may acquire; general economic and business conditions; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Richard Priddy, President & CEO	(301) 352-8800 x210

Sharon Merrill Associates

Jim Buckley, Executive Vice President	(617) 542-5300

TVI CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

FOR THE QUARTER and SIX-MONTHS ENDED JUNE 30, 2006 and 2005

(In thousands, except per share data)

(Unaudited)

	Quarter Ended		Year-to-date Period Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
NET SALES	$7,288	$7,618	$16,568	$16,489

COST OF SALES	3,510	3,599	8,022	7,761

GROSS PROFIT	3,778	4,019	8,546	8,728

OPERATING EXPENSES:
Selling, general and administrative expenses	2,988	2,003	5,449	4,039
Research and development expenses	484	287	882	564

Total operating expenses	3,472	2,290	6,331	4,603

OPERATING INCOME	306	1,729	2,215	4,125

INTEREST AND OTHER INCOME, NET	64	93	112	132

INCOME BEFORE PROVISION FOR INCOME TAXES	370	1,822	2,327	4,257

PROVISION FOR INCOME TAXES	147	720	926	1,621

INCOME BEFORE MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	223	1,102	1,401	2,636

MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY	5	—	4	—

NET INCOME	$228	$1,102	$1,405	$2,636

EARNINGS PER COMMON SHARE - BASIC	$0.01	$0.04	$0.04	$0.09
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	32,660	30,138	32,594	29,891

EARNINGS PER COMMON SHARE - DILUTED	$0.01	$0.03	$0.04	$0.08
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	33,057	31,517	33,029	31,311

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

June 30, 2006 and December 31, 2005

(In thousands, except per share data)

	(Unaudited) June 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,926	$2,589
Marketable securities - available for sale	3,676	4,100
Accounts receivable - trade, net	5,981	8,016
Inventories, net	6,133	4,724
Deferred income taxes	332	332
Income taxes receivable	63	—
Prepaid expenses and other current assets	659	984

Total current assets	18,770	20,745

PROPERTY, PLANT AND EQUIPMENT, NET	4,798	4,346

OTHER ASSETS:
Goodwill	15,602	15,781
Intangible assets, net	510	618
Other	48	48

Total other assets	16,160	16,447

TOTAL ASSETS	$39,728	$41,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,790	$3,208
Accrued liabilities	837	2,117
Income taxes payable	—	1,469

Total current liabilities	2,627	6,794
Deferred income taxes	268	255

TOTAL LIABILITIES	2,895	7,049

Minority interest in equity of subsidiary	17	22

STOCKHOLDERS’ EQUITY:
Preferred stock - $1.00 par value; 1,200 share authorized, no shares issued and outstanding at June 30, 2006 and December 31, 2005	—	—
Common stock - $0.01 par value; 98,800 shares authorized, 32,685 and 32,470 issued and outstanding at June 30, 2006 and December 31, 2005, respectively	327	324
Additional paid-in capital	24,612	23,676
Retained earnings	11,877	10,467

TOTAL STOCKHOLDERS’ EQUITY	36,816	34,467

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,728	$41,538

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2006 and 2005

(In thousands)

(Unaudited)

	2006	2005
OPERATING ACTIVITIES
Net income	$1,405	$2,636
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	506	317
Gain on disposal of assets	(5)	—
Write-off of prepaid acquisition costs	143	—
Provision for doubtful accounts	15	19
Provision for deferred income taxes	13	107
Minority interest in net loss of subsidiary	(5)	—
Stock-based compensation expense	162	59
SFAS 123 (R) compensation expense	353	—
Income tax benefit from exercise of stock options	—	65
Earnings on marketable securities reinvested	(76)	—
Changes in operating assets and liabilities:
Accounts receivable, trade	2,020	642
Inventory	(1,548)	(1,368)
Prepaid expenses and other current assets	182	(176)
Income taxes	(1,532)	173
Accounts payable	(1,239)	129
Accrued liabilities	(1,043)	146

Net cash provided by (used in) operating activities	(649)	2,749

INVESTING ACTIVITIES
Purchases of intangible assets	(4)	(91)
Purchases of marketable securities	—	(2,002)
Sale of marketable securities	500	—
Purchases of property, plant and equipment	(714)	(613)
Proceeds from disposal of vehicle	12	—

Net cash used in investing activities	(206)	(2,706)

FINANCING ACTIVITIES
Issuance of common stock	—	117
Income tax benefit from exercise of stock options	170	—
Proceeds from exercise of stock options	22	—

Net cash provided by financing activities	192	117

Net increase (decrease) in cash and cash equivalents	(663)	160
Cash and cash equivalents at beginning of period	2,589	13,054

Cash and cash equivalents at end of period	$1,926	$13,214